Exhibit 10.7

The Babcock & Wilcox Company

The Executive Incentive Compensation Plan

—         —        —         —        —         —        —         —        —         —        —         —        —         —

                    , 2010

Table of Contents

	ARTICLE 1 – PURPOSE	1

	ARTICLE 2 – DEFINITIONS	1

	ARTICLE 3 – UNFUNDED STATUS OF THE PLAN	3

	ARTICLE 4 – ADMINISTRATION OF THE PLAN	3

	ARTICLE 5 – ELIGIBILITY AND PARTICIPATION	3

	ARTICLE 6 – AWARD DETERMINATION	3

(A)	PERFORMANCE MEASURES AND PERFORMANCE GOALS.	3
(B)	AWARD OPPORTUNITIES.	4
(C)	ADJUSTMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES.	4
(D)	FINAL AWARD DETERMINATIONS.	4
(E)	AWARD LIMIT.	4
(F)	THRESHOLD LEVELS OF PERFORMANCE.	4

	ARTICLE 7 – PAYMENT OF AWARDS	4

	ARTICLE 8 – NAMED EXECUTIVE OFFICERS	5

(A)	APPLICABILITY OF ARTICLE 8.	5
(B)	ESTABLISHMENT OF AWARD OPPORTUNITIES.	5
(C)	COMPONENTS OF AWARD OPPORTUNITIES.	5
(D)	NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES.	5
(E)	NON-ADJUSTMENT OF PERFORMANCE GOALS.	5
(F)	INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS.	5
(G)	PERMISSIBLE MODIFICATIONS.	5

	ARTICLE 9 – LIMITATIONS	6

	ARTICLE 10 – AMENDMENT, SUSPENSION, TERMINATION, OR ALTERATION OF THE PLAN	6

	ARTICLE 11 – COMMENCEMENT OF AWARDS	6

i

Article 1 – Purpose

The purpose of the plan is to make provision for the payment of supplemental compensation to managerial and other key Employees who contribute materially to the success of the Company or one or more of its Subsidiary or Affiliated Companies, thereby affording them an incentive for and a means of participating in that success.

Article 2 – Definitions

For the purpose of the Plan, the following definitions shall be applicable:

(a) Affiliated Company. Any corporation, joint venture, or other legal entity in which The Babcock & Wilcox Company, directly or indirectly, through one or more Subsidiaries, owns less than fifty percent (50%) but at least twenty percent (20%) of its voting control.

(b) Assets. Corporate Assets are defined as “total assets” as reported in the Company’s Consolidated Balance Sheet. Segment, group and division assets are defined as “total assets” attributable to the segment, group or division averaged over each of the four quarters in the plan year, excluding cash, long-term notes payable, interest payable, and interest receivable.

(c) Award Opportunity. The various levels of incentive award payouts which a Participant may earn under the Plan, as established by the Committee pursuant to Sections 6(a), 6(b) and 8(b) herein.

(d)	Board. The Board of Directors of The Babcock & Wilcox Company.

(e) Capital. With respect to each fiscal year of the Company, the sum of (i) Notes Payable and Current Maturities of Long-Term Debt (cumulatively also known as “Short-Term Debt”), (ii) Long-Term Debt, (iii) Deferred and Noncurrent Income Taxes, (iv) Total Minority Interest, and (v) Stockholders’ Equity, all as reported in or determined from the Company’s Consolidated Balance Sheet at the end of such year.

(f) Cash Flow. With respect to each fiscal year of the Company, Corporate Cash Flow is defined as the sum of (i) Net Income (ii) Depreciation and Amortization, (iii) Minority Interest Dividends on Preferred Stock of Subsidiary, (iv) Interest Expense, all as reported in the Company’s Consolidated Statement of Income and Retained Earnings, and (v) the difference between Deferred and Noncurrent Income Taxes as at the end of such fiscal year and the Deferred and Noncurrent Income Taxes as at the end of the immediately preceding fiscal year, as reported in or determined from the Company’s Consolidated Balance Sheet at the end of such year. Segment, group and division Cash Flow is further adjusted to remove all financing elements (including, but not limited to, debt and interest income).

(g) Cash Flow Return on Assets. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is “Cash Flow” and the denominator of which is “Assets.”

(h) Cash Flow Return on Capital. With respect to each fiscal year of the Company, the fraction, stated as a percentage, the numerator of which is “Cash Flow” and the denominator of which is “Capital.”

(i) Cash Flow Return on Equity. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is “Cash Flow” and the denominator of which is “Equity.”

(j) Committee. “Committee” means the Compensation Committee of the Board of Directors. The Committee shall be constituted so as to permit the Program to comply with the exemptive provisions of Section 16 of the Securities Exchange Act of 1934, and the rules promulgated thereunder, and the rules and regulations approved by national securities exchanges.

(k) Company. “Company” means The Babcock & Wilcox Company, a Delaware corporation (or any successor thereto) and its subsidiaries and affiliates.

(l) Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings. With respect to each fiscal year of the Company, the Consolidated Balance Sheet and the Consolidated Statement of Income and Retained Earnings, included in the Company’s Consolidated Financial Statements for such year, as certified by the Company’s independent public accountants, and set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(m) Consolidated Financial Statements. With respect to each fiscal year of the Company, the Company’s Consolidated Balance Sheet and Consolidated Statement of Income and Retained Earnings for such year.

(n) Economic Value Added. Economic Value Added, with respect to each fiscal year of the Company, is defined as net operating profit after tax minus the product of capital and the cost of capital.

(o) Employee. Any person who is regularly employed by the Company or any of its Subsidiary or Affiliated Companies on a full-time salaried basis, including any Employee who also is an officer or director of the Company or of any of its Subsidiary or Affiliated Companies.

(p) Equity. Total stockholders’ equity as reported in the Company’s Consolidated Balance Sheet.

(q) Final Award. The actual award earned during a plan year by a Participant, as determined by the Committee following the end of a plan year; provided Participant is still an Employee when payment is to be made pursuant to Article 7 herein.

(r) Named Executive Officer. A Participant who, as of the date of a payout of a Final Award, is one of the group of “covered employees,” as defined in the Regulations promulgated under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended.

(s) Net Income. Company Net Income is defined as after-tax net income, as reported in the Company’s Consolidated Statements of Income. Segment, group and division Net Income is defined as pre-tax net income attributable to a specific segment, group, division or other business unit.

(t) Operating Income. Operating Income, with respect to each fiscal year of the Company is defined as revenues minus operating expenses (including depreciation and amortization, and Equity in Income of Investees).

(u) Participant. An Employee who has received an Award Opportunity.

(v) Plan. The Executive Incentive Compensation Plan of The Babcock & Wilcox Company.

(w) Return on Assets. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is “Net Income” and the denominator of which is “Assets.”

(x) Return on Capital. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is “Net Income” and the denominator of which is “Capital.”

(y) Return on Equity. With respect to each fiscal year of the Company, that fraction, stated as a percentage, the numerator of which is “Net Income” and the denominator of which is “Equity.”

(z) Salary. The annual basic compensation earned during a plan year (including any portion which may have been deferred).

(aa) Subsidiary. Any corporation, joint venture or other legal entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of its voting control.

(bb) Target Incentive Award. The award to be paid to Participants when the Company meets “targeted” performance results, as established by the Committee.

Article 3 – Unfunded Status of the Plan

(a) Each Final Award shall be paid from the general funds of the Participant’s employer. The entire expense of administering the Plan shall be borne by the Company.

(b) No special or separate funds shall be established, or other segregation of assets made to execute payment of Final Awards. No Employee, or other person, shall have, under any circumstances, any interest whatsoever, vested or contingent, in any particular property or asset of the Company or any Subsidiary or Affiliated Company by virtue of any Final Award.

Article 4 – Administration of the Plan

Full power and authority to construe, interpret and administer the Plan shall be vested in the Committee. A determination by the Committee in carrying out or administering the Plan shall be final and binding for all purposes and upon all interested persons, their heirs, and personal representative(s). Except as prohibited by applicable law or limited by Article 8 herein, the Committee may delegate to the Chief Executive Officer and to executive officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

Article 5 – Eligibility and Participation

(a) All Employees are eligible for participation in the Plan. Actual participation in the Plan shall be based upon recommendations by the Chief Executive Officer of the Company, subject to approval by the Committee. The Chief Executive Officer of the Company shall automatically participate in the Plan.

(b) An Employee who becomes eligible after the beginning of a plan year may participate in the Plan for that plan year. Such situations may include, but are not limited to (i) new hires, (ii) when an Employee is promoted from a position which did not meet the eligibility criteria, or (iii) when an Employee is transferred from an affiliate which does not participate in the Plan. The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial plan year of eligibility for any of the aforementioned Employees.

Article 6 – Award Determination

(a)	Performance Measures and Performance Goals.

For each plan year, the Committee shall select performance measures and shall establish performance goals for that plan year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, segment, group, divisional, and/or individual goals.

For each plan year, the Committee shall establish ranges of performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award shall be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level.

After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Article 6(b) herein), such that the level of achievement of the pre-established performance goals at the end of the plan year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards, and the authority to delegate the ability to exercise subjective discretion in this respect.

(b)	Award Opportunities.

For each plan year, the Committee shall establish, in writing, Award Opportunities which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities shall vary in relation to the job classification of each Participant.

(c)	Adjustment of Performance Goals and Award Opportunities.

Once established, performance goals normally shall not be changed during the plan year. However, except as provided in Article 8 herein, if the Committee determines that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the plan year as such goals apply to the Award Opportunities of specified Participants. In addition, the Committee shall have the authority to reduce or eliminate the Final Award determinations, based upon any objective or subjective criteria it deems appropriate.

Notwithstanding any other provision of this Plan, in the event of any change in Corporate capitalization, such as a stock split, or a Corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Named Executive Officers to qualify for the “performance-based” exception under Code Section 162(m).

(d)	Final Award Determinations.

At the end of each plan year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, segment, group, divisional, and/or individual performance goals.

(e)	Award Limit.

The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each plan year. The guidelines may be expressed as a percentage of goals or financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one plan year shall be three million dollars ($3,000,000). However, if the Committee makes a determination that payment of a greater amount is consistent with the best interests of the Company and if the Final Award recipient is a Named Executive Officer, further determines that the provisions of Section 8(g) apply, then the Committee may authorize such payment.

(f)	Threshold Levels of Performance.

The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.

Article 7 – Payment of Awards

Each and every Final Award shall be payable in a lump sum no later than the March 15 following the end of the Plan year during which the award is earned, or as soon as administratively practicable thereafter in the event payment is delayed due to unforeseeable events.

Article 8 – Named Executive Officers

(a)	Applicability of Article 8.

The provisions of this Article 8 shall apply only to Named Executive Officers. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Named Executive Officers, the provisions of this Article 8 shall control.

(b)	Establishment of Award Opportunities.

Except as provided in Article 8(g) herein, Award Opportunities for Named Executive Officers shall be established as a function of each Named Executive Officer’s base Salary. For each plan year, the Committee shall establish, in writing, various levels of Final Awards which will be paid with respect to specified levels of attainment of the pre-established performance goals.

(c)	Components of Award Opportunities.

Each Named Executive Officer’s Award Opportunity shall be based on: (a) the Named Executive Officer’s Target Incentive Award; (b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and (c) Company, segment, group, or division performance in relation to the pre-established performance goals. Except as provided in Article 8(g) herein, performance measures which may serve as determinants of Named Executive Officers’ Award Opportunities shall be limited to Cash Flow, Cash Flow Return on Capital, Cash Flow Return on Assets, Cash Flow Return on Equity, Net Income, Operating Income, Return on Capital, Return on Assets, Return on Equity and Economic Value Added. Definitions for each of these performance measures have been set forth in Article 2. However, the resulting performance, determined by compliance with the applicable definition(s) shall, to the extent not inconsistent with Section 162(m), be adjusted to exclude any negative impact caused by changes in accounting principles and unusual, nonrecurring events and extraordinary items (including, but not limited to write-offs, capital gains and losses, acquisitions or dispositions of businesses). The Compensation Committee of the Board of Directors shall have the right through discretionary downward adjustments to exclude the positive impact of the aforementioned items and occurrences.

(d)	No Mid-Year Change in Award Opportunities.

Except as provided in Article 8(c) and (g) herein, each Named Executive Officer’s Final Award shall be based exclusively on the Award Opportunity levels established by the Committee.

(e)	Non-adjustment of Performance Goals.

Except as provided in Article 8(c) and (g) herein, performance goals shall not be changed following their establishment, and Named Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

(f)	Individual Performance and Discretionary Adjustments.

Except as provided in Article 8(g) herein, subjective evaluations of individual performance of Named Executive Officers shall not be reflected in their Final Awards. However, the Committee shall have the discretion to decrease or eliminate the amount of the Final Award otherwise payable to a Named Executive Officer.

(g)	Permissible Modifications.

In the event the Committee determines that it is advisable that an Award Opportunity or Final Award not qualify for the performance-based exception from the deductibility limitations of Code Section 162(m), then compliance with this Article 8 will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award Opportunity available under the Plan, the Committee, subject to Article 10, may make any adjustments it deems appropriate.

Article 9 – Limitations

(a) No person shall at any time have any right to a payment hereunder for any fiscal year, and no person shall have authority to enter into an agreement for the making of an Award Opportunity or payment of a Final Award or to make any representation or guarantee with respect thereto.

(b) An employee receiving an Award Opportunity shall have no rights in respect of such Award Opportunity, except the right to receive payments, subject to the conditions herein, of such Award Opportunity, which right may not be assigned or transferred except by will or by the laws of descent and distribution.

(c) Neither the action of the Company in establishing the Plan, nor any action taken by the Committee under the Plan, nor any provision of the Plan shall be construed as giving to any person the right to be retained in the employ of the Company or any of its Subsidiary or Affiliated Companies.

Article 10 – Amendment, Suspension, Termination, or Alteration of the Plan

The Board may, at any time or from time to time, amend, suspend, terminate or alter the Plan, in whole or in part, but it may not thereby affect adversely rights of Participants, their spouses, children, and personal representative(s) with respect to Final Awards previously made.

Article 11 – Commencement of Awards

The Company’s fiscal year ending December 31, 2010 shall be the first fiscal year with respect to which Award Opportunities may be made under the Plan.